EXHIBIT 23.13

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


                  We consent to the inclusion in this post-effective amendment No. 6 on Form SB-2 to Registration Statement on Form S-1 of our report, which includes an explanatory paragraph relating to the ability of the Company to continue as a going concern, dated March 27, 1996, on our audits of the financial statements of News Communications, Inc. We also consent to the reference to our firm under the caption "Experts."

     On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                           MOORE STEPHENS, P.C.
                                           Certified Public Accountants


Cranford, New Jersey
December 6, 1996